UiPath Reports Fourth Quarter and Full Year Fiscal 2023 Financial Results
ARR grew 30 percent year-over-year reaching $1.204 billion driven by net new ARR of $94 million
NEW YORK, NY – March 15, 2023 – UiPath, Inc. (NYSE: PATH), a leading enterprise automation software company, today announced financial results for its fourth quarter and full year fiscal 2023 ended January 31, 2023.
“We delivered a very strong close to fiscal year 2023. Fourth quarter fiscal 2023 ARR grew 30 percent year-over-year while revenue outperformance and disciplined cost management resulted in a record fourth quarter non-GAAP operating margin and positive non-GAAP adjusted free cash flow,” said Rob Enslin, UiPath Co-Chief Executive Officer. “We enter fiscal year 2024 with the rollout of our new go-to-market initiatives on schedule and building momentum as both customers and partners see the positive impact our Business Automation Platform can have on their employees, customers, and businesses.”
“To maintain their competitive edge and increase operating agility, businesses need to do more without adding more,” said Daniel Dines, UiPath Co-Founder and Co-Chief Executive Officer. “This is where the UiPath AI-powered Business Automation Platform plays a strategic, transformational role for organizations. By combining our leading Robotic Process Automation solution with a full suite of capabilities, UiPath empowers people to more easily and efficiently create better ways to operate, innovate, and drive business outcomes.”
Fourth Quarter Fiscal 2023 Financial Highlights
•Revenue of $308.5 million increased 7 percent year-over-year.
•ARR of $1.204 billion increased 30 percent year-over-year.
•Net new ARR of $93.8 million.
•Dollar based net retention rate of 123 percent.
•GAAP gross margin was 85 percent.
•Non-GAAP gross margin was 87 percent.
•GAAP operating loss was $(45.1) million.
•Non-GAAP operating income was $69.2 million.
•Net cash flow from operations was $94.0 million.
•Non-GAAP adjusted free cash flow was $101.2 million.
•Cash, cash equivalents, and marketable securities were $1.8 billion as of January 31, 2023.
Full Year Fiscal 2023 Financial Highlights

•Revenue of $1.059 billion increased 19 percent year-over-year.
•Net new ARR of $278.6 million.
•GAAP gross margin was 83 percent.
•Non-GAAP gross margin was 86 percent.
•GAAP operating loss was $(348.3) million.
•Non-GAAP operating income was $65.2 million.
•Net cash used in operations was $10 million.
•Non-GAAP adjusted free cash flow was $49 thousand.
“I am pleased with our results and how the team brought the fiscal year to a close despite foreign exchange and macroeconomic headwinds in the fourth quarter of fiscal 2023,” said Ashim Gupta, UiPath Chief Financial Officer. “Our commitment to driving growth at scale, expanding operating margin, and generating positive non-GAAP adjusted free cash flow is reflected in our full year fiscal 2024 outlook which implies a 350 basis point increase in non-GAAP operating margin and positive non-GAAP adjusted free cash flow for the fiscal year.”
Financial Outlook
For the first quarter fiscal 2024, UiPath expects:
•Revenue in the range of $270 million to $272 million

•ARR in the range of $1.245 billion to $1.250 billion as of April 30, 2023
•Non-GAAP operating income of approximately $5 million
For the fiscal full year 2024, UiPath expects:
•Revenue in the range of $1.253 billion to $1.258 billion
•ARR in the range of $1.425 billion to $1.430 billion as of January 31, 2024
•Non-GAAP operating income of approximately $120 million
Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure, including, in particular, the effects of stock-based compensation expense specific to equity awards that are directly impacted by fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Recent Business Highlights
•Named a Leader in RPA by Independent Research Firm: UiPath received the highest score in The Forrester Wave™: Robotic Process Automation, Q1 2023 in each of the three categories among the 15 vendors evaluated: Current Offering, Strategy, and Market Presence. The report stated, “Today, UiPath is not only the largest RPA software vendor by revenue but has also evolved from an RPA pure play into what it refers to as a business automation platform.”
•Unveiled New Migration Capabilities and Connectors to Expand and Simplify Next-Gen Test Automation: UiPath announced significant upgrades to enable customers to modernize their software testing practices by migrating to the UiPath Business Automation Platform. UiPath Test Suite now integrates with more than 40 application lifecycle management tools, allowing production-grade test automation on modern and legacy applications.
•Announced Global Partnership with Orica to Scale Application Testing and Automation Capabilities: Orica will use UiPath to automate application testing, improving quality assurance and avoiding workflow disruptions. It plans to migrate its enterprise automation program and use UiPath Test Suite for SAP S4 HANA upgrades. UiPath is now Orica’s Technology Partner of Choice for Application Testing and Enterprise Automation.
•Announced Managed Services Partnership with Neostella to Deliver Automation for Midmarket Businesses: A new diversified offering from Neostella provides flexible automation investment models to help small to midmarket organizations with revenues of $500 million or below improve operations and processes.
•Honored for Delivering World-Class Customer Service: For the third consecutive year, UiPath has received the NorthFace ScoreBoard Service Award℠ from the Customer Relationship Management Institute LLC in recognition of achieving excellence in customer service and support. With an overall Customer Satisfaction rating of 94%, UiPath is committed to building long-term loyalty by continuously exceeding customer expectations.
Conference Call and Webcast
UiPath will host a conference call today, Wednesday, March 15, 2023, at 5:00 p.m. Eastern Time, to discuss the Company's fourth quarter and full year fiscal 2023 financial results and guidance. To access this call, dial 1-201-689-8057 (domestic) or 1-877-407-8309 (international). The passcode is 13735660. A live webcast of this conference call will be available on the "Investor Relations" page of UiPath’s website (https://ir.uipath.com), and a replay will also be archived on the website for one year.
About UiPath
UiPath (NYSE: PATH) is on a mission to uplevel knowledge work so more people can work more creatively, collaboratively, and strategically. The AI-powered UiPath Business Automation Platform combines the leading robotic process automation (RPA) solution with a full suite of capabilities to understand, automate, and operate end-to-end processes, offering unprecedented time-to-value. For organizations that need to evolve to survive and thrive through increasingly changing times, UiPath is The Foundation of Innovation™. For more information, visit www.uipath.com.

Forward Looking Statements
Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” "outlook," “seeks,” “should,” “will,” and variations of such words, including the negatives of these words or similar expressions.
We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions.
These forward-looking statements include, but are not limited to, statements regarding our guidance for the first fiscal quarter and fiscal full year 2024, our strategic plans, objectives and roadmap, the estimated addressable market opportunity for our platform, and statements regarding the growth of the automation market. Accordingly, actual results could differ materially, or such uncertainties could cause adverse effects on our results. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: the market, political, economic, and business conditions, including geopolitical turmoil and macro-economic effects caused by the war in Ukraine, increasing inflationary cost trends, and foreign exchange volatility; volatility in credit and financial markets, including industry effects as may be caused by the closure of Silicon Valley Bank in the U.S.; our recent rapid growth, which may not be indicative of our future growth; our limited operating history; our ability to successfully manage our growth and achieve or maintain profitability; our ability and the ability of our platform and products to satisfy and adapt to customer demands; our dependency on our existing customers to renew their licenses and purchase additional licenses and products from us and our channel partners; our ability to attract and retain customers; the competitive markets in which we participate; our ability to maintain and expand our distribution channels; our ability to attract, retain and motivate our management and key employees and integrate new team members and manage management transitions; our reliance on third-party providers of cloud-based infrastructure; the potential effects that regional or global pandemics could have on our or our customers’ businesses, financial condition, and future operating results; our failure to achieve our environmental, social, and governance (ESG) goals; and the price volatility of our Class A common stock.
Further information on risks that could cause actual results to differ materially from our guidance can be found in our Annual Report on Form 10-K for the annual period ended January 31, 2023 to be filed with the SEC, and in our Quarterly Reports on Form 10-Q filed with the SEC, and other filings and reports that we have filed and may file from time to time with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements.
Key Performance Metric
Annualized Renewal Run-rate (ARR) is a key performance metric we use in managing our business because it illustrates our ability to acquire new subscription customers and to maintain and expand our relationships with existing subscription customers. We define ARR as annualized invoiced amounts per solution SKU from subscription licenses and maintenance and support obligations assuming no increases or reductions in customers’ subscriptions. ARR does not include the costs we may incur to obtain such subscription licenses or provide such maintenance and support, and does not reflect any actual or anticipated reductions in invoiced value due to contract non-renewals or service cancellations other than for specific reserves, for example those for credit losses or disputed amounts. ARR does not include invoiced amounts associated with perpetual licenses or professional services. ARR is not a forecast of future revenue, which can be impacted by contract start and end dates and duration. ARR should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to replace these items.

Dollar-based net retention rate represents the rate of net expansion of our ARR from existing customers over the preceding 12 months. We calculate dollar-based net retention rate as of a period end by starting with ARR from the cohort of all customers as of 12 months prior to such period end (Prior Period ARR). We then calculate the ARR from these same customers as of the current period end (Current Period ARR). Current Period ARR includes any expansion and is net of any contraction or attrition over the preceding 12 months but does not include ARR from new customers in the current period. We then divide total Current Period ARR by total Prior Period ARR to arrive at the point-in-time dollar-based net retention rate. Dollar-based net retention rate may fluctuate based on the customers that qualify to be included in the cohort used for calculation and may not reflect our actual performance.
Investors should not place undue reliance on ARR or dollar-based net retention rate as an indicator of future or expected results. Our presentation of these metrics may differ from similarly titled metrics presented by other companies and therefore comparability may be limited.
Non-GAAP Financial Measures
Non-GAAP financial measures are financial measures that are derived from the consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the United States (GAAP). This earnings press release includes financial measures defined as non-GAAP financial measures by the SEC, including non-GAAP cost of licenses, non-GAAP cost of subscription services, non-GAAP cost of professional services and other, non-GAAP gross profit and margin, non-GAAP sales and marketing expenses, non-GAAP research and development expenses, non-GAAP general and administrative expenses, non-GAAP operating income and margin, and non-GAAP net income and non-GAAP net income per share. These non-GAAP financial measures exclude:

•stock-based compensation expense;
•amortization of acquired intangibles;
•employer payroll tax expense related to employee equity transactions;
•restructuring costs;
•charitable donation of Class A common stock; and
•in the case of non-GAAP net income, tax adjustments associated with the add-back items, as applicable.
Additionally, this earnings release presents non-GAAP adjusted free cash flow, which is calculated by adjusting GAAP operating cash flows for the impact of purchases of property and equipment, capitalization of software development costs, cash paid for employer payroll taxes related to employee equity transactions, net payments/receipts of employee tax withholdings on stock option exercises, and cash paid for restructuring costs.
UiPath uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, by excluding the effects of special items that do not reflect the ordinary earnings of our operations, and as a supplement to GAAP measures. UiPath believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in UiPath’s industry, many of which present similar non-GAAP financial measures to investors. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides a reconciliation of non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures. We encourage investors to consider our GAAP results alongside our supplemental non-GAAP measures, and to review the reconciliation between GAAP results and non-GAAP measures that is included at the end of this earnings press release. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the “Investor Relations” page of UiPath’s website at https://ir.uipath.com.

UiPath, Inc.
Condensed Consolidated Statements of Operations
in thousands, except per share data
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2023	2022	2023	2022
Revenue:
Licenses	$158,961	$174,056	$497,836	$481,427
Subscription services	138,514	103,943	508,823	369,867
Professional services and other	11,074	11,699	51,922	40,958
Total revenue	308,549	289,698	1,058,581	892,252
Cost of revenue:
Licenses	2,506	4,374	10,421	11,888
Subscription services	23,417	18,489	87,366	60,565
Professional services and other	21,768	18,301	82,264	96,415
Total cost of revenue	47,691	41,164	180,051	168,868
Gross profit	260,858	248,534	878,530	723,384
Operating expenses:
Sales and marketing	173,760	174,757	701,558	697,682
Research and development	81,870	64,412	285,750	276,657
General and administrative	50,375	60,244	239,505	249,991
Total operating expenses	306,005	299,413	1,226,813	1,224,330
Operating loss	(45,147)	(50,879)	(348,283)	(500,946)
Interest income	12,898	945	27,955	3,551
Other income (expense), net	5,290	(4,745)	2,767	(13,488)
Loss before income taxes	(26,959)	(54,679)	(317,561)	(510,883)
Provision for income taxes	730	8,431	10,791	14,703
Net loss	$(27,689)	$(63,110)	$(328,352)	$(525,586)
Net loss per share attributable to common stockholders, basic and diluted	$(0.05)	$(0.12)	$(0.60)	$(1.16)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	553,766	537,162	548,022	454,625

UiPath, Inc.
Condensed Consolidated Balance Sheets
in thousands
(unaudited)

	As of
	January 31, 2023	January 31, 2022
Assets
Current assets
Cash and cash equivalents	$1,402,119	$1,768,723
Marketable securities	354,774	96,417
Accounts receivable, net of allowance for credit losses of $2,698 and $2,566, respectively	374,217	251,988
Contract assets	69,260	74,831
Deferred contract acquisition costs	49,887	29,926
Prepaid expenses and other current assets	94,150	55,416
Total current assets	2,344,407	2,277,301
Marketable securities, non-current	2,942	19,523
Contract assets, non-current	6,523	2,730
Deferred contract acquisition costs, non-current	137,616	100,224
Property and equipment, net	29,045	17,176
Operating lease right-of-use assets	52,052	48,953
Intangible assets, net	23,010	16,817
Goodwill	88,010	53,564
Deferred tax assets	5,895	10,628
Other assets, non-current	45,706	25,534
Total assets	$2,735,206	$2,572,450

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$8,891	$11,515
Accrued expenses and other current liabilities	76,645	87,958
Accrued compensation and employee benefits	142,582	130,673
Deferred revenue	398,334	297,355
Total current liabilities	626,452	527,501
Deferred revenue, non-current	121,697	68,665
Operating lease liabilities, non-current	56,442	49,843
Other liabilities, non-current	10,457	4,524
Total liabilities	815,048	650,533
Commitments and contingencies
Stockholders' equity
Class A common stock	5	4
Class B common stock	1	1
Additional paid-in capital	3,736,838	3,406,959
Accumulated other comprehensive income	7,612	10,899
Accumulated deficit	(1,824,298)	(1,495,946)
Total stockholders’ equity	1,920,158	1,921,917
Total liabilities and stockholders’ equity	$2,735,206	$2,572,450

UiPath, Inc.
Condensed Consolidated Statements of Cash Flows
in thousands
(unaudited)

	Twelve Months Ended January 31,
	2023	2022
Cash flows from operating activities
Net loss	$(328,352)	$(525,586)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18,723	14,705
Amortization of deferred contract acquisition costs	59,826	39,257
Net amortization on marketable securities	(1,782)	1,954
Abandonment and impairment charges	2,881	—
Stock-based compensation expense	369,840	515,583
Charitable donation of Class A common stock	5,499	—
Amortization of operating lease right-of-use assets	11,675	8,875
Provision for deferred income taxes	861	(5,832)
Other non-cash (credits) charges, net	(2,465)	1,983
Changes in operating assets and liabilities:
Accounts receivable	(123,783)	(86,387)
Contract assets	(185)	(43,660)
Deferred contract acquisition costs	(118,909)	(130,186)
Prepaid expenses and other assets	(59,810)	(15,360)
Accounts payable	(1,571)	3,507
Accrued expenses and other liabilities	(14,954)	45,729
Accrued compensation and employee benefits	15,086	24,038
Operating lease liabilities, net	(3,307)	(9,064)
Deferred revenue	160,746	105,481
Net cash used in operating activities	(9,981)	(54,963)
Cash flows from investing activities
Purchases of marketable securities	(388,409)	(212,512)
Sales of marketable securities	—	89,383
Maturities of marketable securities	151,426	107,745
Purchases of property and equipment	(23,815)	(8,879)
Payments related to business acquisitions, net of cash acquired	(29,542)	(5,498)
Capitalization of software development costs	—	(2,950)
Other investing, net (1)	1,197	(2,731)
Net cash used in investing activities	(289,143)	(35,442)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions	—	692,369
Payments of initial public offering costs	—	(3,734)
Proceeds from issuance of convertible preferred stock	—	750,000
Payments of issuance costs for convertible preferred stock	—	(164)
Proceeds from exercise of stock options	8,388	12,197
Payments of tax withholdings on net settlement of equity awards	(73,095)	(10,467)
Net (payments) receipts of tax withholdings on sell-to-cover equity award transactions	(9,480)	10,432
Proceeds from employee stock purchase plan contributions	15,011	19,040
Repurchase of unvested early exercised stock options	(1,493)	—
Net cash (used in) provided by financing activities	(60,669)	1,469,673
Effect of exchange rate changes	(6,811)	18,265
Net (decrease) increase in cash, cash equivalents, and restricted cash	(366,604)	1,397,533
Cash, cash equivalents, and restricted cash - beginning of period	1,768,723	371,190
Cash, cash equivalents, and restricted cash - end of period	$1,402,119	$1,768,723

(1) Prior period amounts have been combined to conform to current presentation

UiPath, Inc.
Reconciliation of GAAP Cost of Revenue, Gross Profit and Margin to Non-GAAP Cost of Revenue, Gross Profit and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2023	2022	2023	2022
Licenses
GAAP cost of licenses	$2,506	$4,374	$10,421	$11,888
Less: Amortization of acquired intangible assets	819	611	2,754	2,521
Non-GAAP cost of licenses	$1,687	$3,763	$7,667	$9,367

Subscription Services
GAAP cost of subscription services	$23,417	$18,489	$87,366	$60,565
Less: Stock-based compensation expense	2,993	2,316	11,894	12,232
Less: Amortization of acquired intangible assets	581	330	1,811	1,100
Less: Employer payroll tax expense related to employee equity transactions	92	255	272	1,142
Less: Restructuring costs	45	—	182	—
Non-GAAP cost of subscription services	$19,706	$15,588	$73,207	$46,091

Professional Services and Other
GAAP cost of professional services and other	$21,768	$18,301	$82,264	$96,415
Less: Stock-based compensation expense	2,896	2,709	11,855	29,849
Less: Employer payroll tax expense related to employee equity transactions	96	910	263	4,516
Less: Restructuring costs	390	—	710	—
Non-GAAP cost of professional services and other	$18,386	$14,682	$69,436	$62,050

Gross Profit and Margin
GAAP gross profit	$260,858	$248,534	$878,530	$723,384
GAAP gross margin	85%	86%	83%	81%
Plus: Stock-based compensation expense	5,889	5,025	23,749	42,081
Plus: Amortization of acquired intangible assets	1,400	941	4,565	3,621
Plus: Employer payroll tax expense related to employee equity transactions	188	1,165	535	5,658
Plus: Restructuring costs	435	—	892	—
Non-GAAP gross profit	$268,770	$255,665	$908,271	$774,744
Non-GAAP gross margin	87%	88%	86%	87%

UiPath, Inc.
Reconciliation of GAAP Operating Expenses, Loss, and Margin to Non-GAAP Operating Expenses, Income and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2023	2022	2023	2022
Sales and Marketing
GAAP sales and marketing	$173,760	$174,757	$701,558	$697,682
Less: Stock-based compensation expense	37,512	35,853	154,922	237,975
Less: Amortization of acquired intangible assets	667	404	2,153	1,397
Less: Employer payroll tax expense related to employee equity transactions	1,560	7,097	4,605	39,615
Less: Restructuring costs	8,248	—	19,491	—
Non-GAAP sales and marketing	$125,773	$131,403	$520,387	$418,695

Research and Development
GAAP research and development	$81,870	$64,412	$285,750	$276,657
Less: Stock-based compensation expense	28,987	21,253	102,546	135,713
Less: Employer payroll tax expense related to employee equity transactions	721	4,173	1,692	5,810
Less: Restructuring costs	451	—	494	—
Non-GAAP research and development	$51,711	$38,986	$181,018	$135,134

General and Administrative
GAAP general and administrative	$50,375	$60,244	$239,505	$249,991
Less: Stock-based compensation expense	26,655	14,901	88,623	99,814
Less: Amortization of acquired intangible assets	42	57	178	101
Less: Employer payroll tax expense related to employee equity transactions	444	1,956	930	3,001
Less: Restructuring costs	1,187	—	2,569	—
Less: Charitable donation of Class A common stock	—	—	5,499	—
Non-GAAP general and administrative	$22,047	$43,330	$141,706	$147,075

Operating Loss
GAAP operating loss	$(45,147)	$(50,879)	$(348,283)	$(500,946)
GAAP operating margin	(15)%	(18)%	(33)%	(56)%
Plus: Stock-based compensation expense	99,043	77,032	369,840	515,583
Plus: Amortization of acquired intangible assets	2,109	1,402	6,896	5,119
Plus: Employer payroll tax expense related to employee equity transactions	2,913	14,391	7,762	54,084
Plus: Restructuring costs	10,321	—	23,446	—
Plus: Charitable donation of Class A common stock	—	—	5,499	—
Non-GAAP operating income	$69,239	$41,946	$65,160	$73,840
Non-GAAP operating margin	22%	14%	6%	8%

UiPath, Inc.
Reconciliation of GAAP Net Loss and GAAP Net Loss Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share
in thousands, except per share data
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2023	2022	2023	2022
GAAP net loss attributable to common stockholders	$(27,689)	$(63,110)	$(328,352)	$(525,586)
Plus: Stock-based compensation expense	99,043	77,032	369,840	515,583
Plus: Amortization of acquired intangible assets	2,109	1,402	6,896	5,119
Plus: Employer payroll tax expense related to employee equity transactions	2,913	14,391	7,762	54,084
Plus: Restructuring costs	10,321	—	23,446	—
Plus: Charitable donation of Class A common stock	—	—	5,499	—
Tax adjustments to add-backs	(3,999)	(2,545)	(4,608)	(4,090)
Non-GAAP net income	$82,698	$27,170	$80,483	$45,110

GAAP net loss per share, basic and diluted	$(0.05)	$(0.12)	$(0.60)	$(1.16)
GAAP weighted average common shares outstanding, basic and diluted	553,766	537,162	548,022	454,625
Plus: Unweighted adjustment for conversion of preferred to common stock in connection with IPO	—	—	—	67,973
Plus: Unweighted adjustment for common stock issued in connection with IPO	—	—	—	2,885
Non-GAAP weighted average common shares outstanding, basic	553,766	537,162	548,022	525,483
Plus: Dilutive potential common shares from outstanding equity awards	9,066	22,733	12,483	34,007
Non-GAAP weighted average common shares outstanding, diluted	562,832	559,895	560,505	559,490
Non-GAAP net income per share, basic	$0.15	$0.05	$0.15	$0.09
Non-GAAP net income per share, diluted	$0.15	$0.05	$0.14	$0.08

UiPath, Inc.
Reconciliation of GAAP Operating Cash Flow to Non-GAAP Adjusted Free Cash Flow
in thousands
(unaudited)

	Twelve Months Ended January 31,
	2023	2022
GAAP net cash used in operating activities	$(9,981)	$(54,963)
Purchases of property and equipment	(23,815)	(8,879)
Capitalization of software development costs	—	(2,950)
Cash paid for employer payroll taxes related to employee equity transactions	9,112	51,693
Net payments (receipts) of employee tax withholdings on stock option exercises	5,394	(6,382)
Cash paid for restructuring costs	19,339	—
Non-GAAP adjusted free cash flow	$49	$(21,481)

Investor Relations Contact
Kelsey Turcotte
Investor.relations@uipath.com
UiPath
Media Contact
Toni Iafrate
PR@uipath.com
UiPath